CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form
N-1A of our report dated February
14, 2013, with respect to the financial statements and financial highlights of Stock Dividend
Fund, Inc. which is included in such Post-Effective Registration
 Statement Amendment No 13,
and to the use of our name and the statement with respect to us, as appearing in Part B to the
Registration Statement under the heading "Other Service Providers"
 in the Statement of
Additional Information.

/s/ PMB Helin Donovan, LLP



Dallas, Texas
February 14, 2013